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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion and incorporation by reference in this registration statement of Jacor Communications, Inc. on Form S-3 (File No. 333-02495) of our report dated February 12, 1996, except for Note 14, as to which the date is March 13, 1996, on our audits of the consolidated financial statements of Jacor Communications, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995. We also consent to the reference to our firm under the captions "Selected Historical Financial Data" and "Experts."


                                          COOPERS & LYBRAND L.L.P.

Cincinnati, Ohio

May 13, 1996